Exhibit 1.1

Blackstone Mortgage Trust, Inc.

Class A Common Stock

FORM OF AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

July 29, 2016

[Sales Agent]

[Sales Agent Address]

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement (the “Agreement”), dated as of May 9, 2014, by and among Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”), BXMT Advisors L.L.C., a Delaware limited liability company (the “Manager”) and [Sales Agent] (the “Sales Agent” and, together with the Company and the Manager, the “Parties”), pursuant to which the Company may issue and sell through the Sales Agent, acting as agent and/or principal, shares of the Company’s class A common stock, par value $0.01 per share, having an aggregate sale price of up to $200,000,000. Such shares are hereinafter collectively referred to as the “Securities”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

On July 26, 2013, the Company filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-190191), including a base prospectus (the “2013 Base Prospectus”), relating to certain securities, including the Securities, and which incorporates by reference documents that the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “2013 Registration Statement.” In addition, on May 12, 2014, the Company filed a prospectus supplement to the 2013 Base Prospectus with the Commission specifically relating to the Securities (the “2014 Prospectus Supplement”).

In connection with the expiration of the 2013 Registration Statement, on July 29, 2016, the Company filed with the Commission a new registration statement (the “2016 Registration Statement”) on Form S-3 (File No. 333-212769), including a base prospectus (the “2016 Base Prospectus”), relating to certain securities, including the Securities that may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Exchange Act. In addition, on July 29, 2016, the Company filed a prospectus supplement to the 2016 Base Prospectus with the Commission specifically relating to the Securities (the “2016 Prospectus Supplement”).

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 1 to Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

(a) in the context of Securities that remain available to be sold as of the Effective Date, any reference in the Agreement to the “Registration Statement” shall no longer be deemed to refer to the 2013 Registration Statement but shall instead be deemed to refer to the 2016 Registration Statement;

(b) in the context of Securities that remain available to be sold as of the Effective Date, any reference to the “Prospectus Supplement” shall no longer be deemed to refer to the 2014 Prospectus Supplement but shall instead be deemed to refer to the 2016 Prospectus Supplement;

(c) in the context of Securities that remain available to be sold as of the Effective Date, any reference to the “Prospectus” shall no longer be deemed to refer to the 2013 Base Prospectus as supplemented by the 2014 Prospectus Supplement but shall instead be deemed to refer to the 2016 Base Prospectus as supplemented by the 2016 Prospectus Supplement;

(d) the first sentence of Section 5(i)(20) shall be deleted in its entirety;

(e) Section 5(i)(24) is hereby amended and restated in its entirety to read as follows:

“(24) Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreements that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, any subsidiary of the Company from paying any dividends or making other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except (i) pursuant to the terms of (A) the Master Repurchase Agreement, dated May 21, 2013, between Bank of America, N.A. and Parlex 1 Finance, LLC, as amended, and the Joinder Agreement entered into by Parlex 3 Finance, LLC, dated September 23, 2013, (B) the Amended and Restated Master Repurchase Agreement, dated as of July 28, 2014, between Citibank, N.A., Parlex 2 Finance, LLC and Parlex 2A Finco LLC, as amended, (C) the Master Repurchase Agreement, dated as of June 28, 2013, between JPMorgan Chase Bank, National Association and Parlex 4 Finance, LLC, as amended, (D) the Master Repurchase and Securities Contract Agreement, dated as of March 3, 2014, between Parlex 6 UK Finco, LLC and Morgan Stanley Bank, N.A., (E) the Amended and Restated Master Repurchase and Securities Contract, dated as of April 4, 2014, between Parlex 5 Finco, LLC and Wells Fargo Bank, National Association, as amended, (F) the Master Repurchase Agreement, dated as of June 27, 2014, between Parlex 7 Finco, LLC and Metropolitan Life Insurance Company, as amended, (G) the Revolving Secured Credit Facility Agreement, dated as of July 13, 2015, among Parlex 10 Lux EUR Finco S.À R.L., Parlex 10 Lux GBP Finco, S.À R.L. and Société Générale, London Branch, (H) the Master Repurchase Agreement, dated as of December 28, 2015, between RBC Capital Markets, LLC and Magma Finco 13, LLC, (I) the Amended and Restated Master Repurchase Agreement, dated as of January 29, 2016, among Parlex 4 UK Finco, LLC, Parlex 4

Finance, LLC and JPMorgan Chase Bank, National Association, (J) the Credit Agreement, dated as of April 4, 2016, among Blackstone Mortgage Trust, Inc., Parlex 3 Finance, LLC and Barclays Bank PLC, (K) the Facility Agreement, dated as of April 18, 2016, among Stratton Point 1 Limited, Devonshire Point Limited, Q Hotels Finco 2014, LLC and Mount Street Mortgage Servicing Limited, (L) the Master Repurchase Agreement, dated as of February 16, 2016, between Credit Suisse Securities (USA) LLC and Magma Finco 12, LLC, and (M) the Fourth Amended and Restated Master Repurchase and Securities Contract, dated as of June 30, 2016, by and among Parlex 5 Ken Finco, LLC, Parlex 5 Ken UK Finco, LLC, Parlex 5 Ken CAD Finco, LLC, Parlex 5 Ken Ont Finco, LLC, Parlex 5 Ken Eur Finco, LLC and Wells Fargo Bank, National Association, as amended, and (ii) as otherwise set forth in or contemplated in the Registration Statement and the Prospectus.”

(f) Section 13 of the Agreement is hereby amended to delete reference to “Randall Rothschild” and insert “Leon Volchyok” in lieu thereof;

(g) Exhibit B of the Agreement is hereby amended to delete reference to “Randall Rothschild, Secretary and Managing Director, Legal and Compliance rothschild@blackstone.com” and insert “Leon Volchyok, Head of Legal and Compliance and Secretary leon.volchyok@blackstone.com” in lieu thereof; and

(h) Exhibit G of the Agreement is hereby amended and restated in its entirely to read as follows:

“EXHIBIT G

QUALIFIED REIT SUBSIDIARIES

Capital Trust RE CDO 2004-1 Corp.

42-16 Partners, LLC

345-40 Partners, LLC

Parlex 1 Finance, LLC

Parlex 2 Finance, LLC

Parlex 2A Finco, LLC

Parlex 3 Finance, LLC

Parlex 4 Finance, LLC

Parlex 5 Finco, LLC

Parlex 5 Ken Finco LLC

Parlex 10 Lux EUR Finco, S.a r.l.

Parlex 10 Lux EUR Pledgeco, S.a r.l.

Parlex 10 Lux GBP Finco, S.a r.l.

Parlex 10 Lux GBP Pledgeco, S.a r.l.

Parlex 7 Finco, LLC

Parlex 9 Finco, LLC

CT CDO 2004-1 Marcus Avenue Subsidiary LLC

Capital Trust RE CDO Depositor Corp

SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Securities prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Prospectus Supplement” and “Prospectus,” contained in the Agreement.

SECTION 3. Applicable Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

SECTION 4. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or e-mail transmission.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Sales Agent, the Company and the Manager in accordance with its terms.

Very truly yours,

BLACKSTONE MORTGAGE TRUST, INC.

By:
Name:
Title:

BXMT ADVISORS L.L.C.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

[        ]

By
Authorized Signatory

[Signature Page to Amendment to Equity Distribution Agreement]